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                                AGENCY AGREEMENT

THIS AGREEMENT made as of the 15th day of March, 1989, by and between KEMPER STRATEGIC MUNICIPAL INCOME TRUST, a Massachusetts business trust having its principal place of business at 120 South LaSalle Street, Chicago, IL 60603 ("Fund"), and INVESTORS FIDUCIARY TRUST COMPANY a state chartered trust company organized and existing under the laws of the State of Missouri, having its principal place of business at 127 West 10th Street, Kansas City, Missouri 64105 ("IFTC"):

                                   WITNESSETH:

         WHEREAS, Fund desires to appoint IFTC as Transfer Agent and Dividend Disbursing Agent for its Shares of beneficial interest, and IFTC desires to accept such appointment:

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1.       Documents to Filed with Appointment

                  In connection with the appointment of IFTC as Transfer Agent and Dividend Disbursing Agent for Fund, there will be filed with IFTC the following documents:

                  A. A certified copy of the resolutions of the Board of Trustees of fund appointing IFTC as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and designating certain persons to sign share certificates, if any, and give written instructions and requests on behalf of Fund;

                  B. A certified copy of the Agreement and Declaration of Trust of Fund and any amendments thereto;

                  C.       A certified copy of the Bylaws of Fund;

                  D. Copies of Registration Statements filed with the Securities and Exchange Commission.


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                  E.       Specimens of all forms of outstanding share
                           certificates, in the forms approved by the Board of Trustees of Fund, with a certificate of the Secretary of Fund, as to such approval;

                  F. Specimens of the signatures of the officers of the Fund authorized to sign share certificates and individuals authorized to sign written instructions and requests;

                  G.       An opinion of counsel for Fund with respect to:

                           (1) Fund's organization an existence under the laws of the Commonwealth of Massachusetts,

                           (2) Status of all shares of Fund covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute and

                           (3) That all issued shares are, and all unissued shares will be, when issued, validly issued, fully paid and non-assessable.

         2. Certain Representations and Warranties of IFTC. IFTC represents and warrants to Fund that:

                  A. It is a trust company duly organized and existing and in good standing under the laws of Missouri.

                  B. It is duly qualified to carry on its business in the State of Missouri.

                  C. It is empowered under applicable laws and by its Articles of Incorporation and bylaws to enter into and perform the services contemplated in this Agreement.

                  D. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.



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                  E.       It has and will continue to have and maintain the
                           necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         3. Certain Representations and Warranties of Fund. Fund represents and warrants to IFTC that:

                  A. It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

                  B. It is an closed-end diversified management investment company registered under the Investment Company Act of 1940, as amended.

                  C. A registration statement under the Securities Act of 1933 has been filed and will be effective with respect to all shares of Fund being offered for sale.

                  D. All requisite steps have been r will be taken to register Fund's shares for sale in all applicable states, including the District of Columbia.

                  E. Fund is empowered under applicable laws and by its Agreement and Declaration of Trust and bylaws to enter into and perform this Agreement.

         4.       Scope of Appointment.

                  A. Subject to the conditions set forth in this Agreement, Fund hereby employs and appoints IFTC as Transfer Agent and Dividend Disbursing Agent effective the date hereof.

                  B. IFTC hereby accepts such employment and appointment and agrees that it will act as Fund's Transfer Agent and Dividend Disbursing Agent.

                  C. IFTC agrees to provide the necessary facilities, equipment and personnel to perform its duties and obligations hereunder in accordance with industry practice.




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                  D.       Fund agrees to use its best efforts to deliver to
                           IFTC in Kansas City, Missouri, as soon as they are available, all of its shareholder account records.

                  E. Subject to the provisions of Section 19 and 20 hereof, IFTC agrees that it will perform all of the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent and as agent for the various shareholder accounts, including, without limitation, the following: issuing, transferring and cancelling share certificates, maintaining all shareholder accounts, preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports and prospectuses, withholding federal income taxes, preparing and mailing checks for disbursement of income dividends and capital gains distributions, preparing and filing all required U.S. Treasury Department information returns for all shareholders, preparing and mailing confirmation forms to shareholders and dealers with respect to all purchases of Fund shares and other transactions in shareholder accounts for which confirmations are required, recording reinvestments of dividends and distributions in Fund shares.

         5.       Compensation and Expenses.

                  A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing Agent, Fund will pay to IFTC from time to time a reasonable compensation for all services rendered as Agent, and also, all its reasonable out-of-pocket expenses, charges, counsel fees, and other disbursements incurred in connection with the agency. Such compensation will be set forth in a separate schedule to be agreed to by Fund and IFTC.

                  B. Fund agrees to promptly reimburse IFTC for all reasonable out-of-pocket expenses or advances incurred by IFTC in connection with the performance of services under this Agreement, for postage (and first class



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                           mail insurance in connection with mailing share
                           certificate), envelopes, check forms, continuous forms, forms for reports and statements, stationary, and other similar items, telephone and telegraph charges incurred in answering inquiries from dealers or shareholders, microfilm used each year to record the previous year's transaction in shareholder accounts and computer tapes used for permanent storage of records and cost of insertion of materials in mailing envelopes by outside firms.

         6.       Efficient Operation of IFTC System.

                  A. In connection with the performance of its services under this Agreement, IFTC is responsible for the accurate and efficient functioning of its system at all times, including:

                           (1) The accuracy of the entries in IFTC's records reflecting orders and instructions received by IFTC from dealers, shareholders, Fund or its principal underwriter;

                           (2) The timely availability and the accuracy of shareholder lists, shareholder account verification, confirmations and other shareholder account information to be produced from its records or data;

                           (3) The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from Fund;

                           (4)      The requiring of proper forms of
                                    instructions signatures and signature
                                    guarantees and any necessary documents
                                    supporting the legality of transfers, all in conformance with IFTC's present procedures with such changes as may be required or approved by Fund; and

                           (5) The maintenance of a current duplicate set of Fund's essential records at a secure distant location, in form available and usable



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                                    forthwith in the event of any breakdown or
                                    disaster disrupting its main operation.

         7.       Indemnification.

                  A. IFTC shall not be responsible for, and the Fund shall indemnify and hold IFTC harmless from against, any and all claims, actions, suits, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any action or omission by IFTC pursuant to this Agreement or in connection with the agency relationship created by this Agreement, provided that IFTC has acted in good faith and without negligence or willful misconduct.

                  B. The Fund shall not be responsible for, and IFTC shall indemnify and hold the Fund harmless from and against, any and all claims, actions, suits, losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any action or omission by IFTC pursuant to this Agreement or in connection with the agency relationship created by this Agreement, provided that IFTC has not acted in good faith and without negligence or willful misconduct.

                  C. In order that the indemnification provisions contained in this Section 7 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other advised with respect to all developments concerning such claim. The party that may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no event confess, admit to, compromise, or settle any claim for which the other party may be required to indemnify it except with the other party's prior written consent.



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         8.       Certain Covenants of IFTC and Fund.

                  A. All requisite steps will be taken by Fund from time to time when and as necessary to register the Fund's shares for sale in all states in which Fund's shares shall at the time be offered for sale and require registration. If at any time Fund will receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of Fund's shares or of any stop order or other proceeding under the Federal securities laws affecting the sale of Fund's shares, Fund will give prompt notice thereof to IFTC.

                  B. IFTC hereby agrees to establish and maintain facilities and procedures reasonably acceptable to Fund for safekeeping of share certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry insurance, as specified in Exhibit B hereto, with insurers reasonably acceptable to Fund and in minimum amounts which are reasonably acceptable to the Fund, which will not be changed without the consent of Fund and which will be expanded in coverage or increased in amounts from time to time if and when reasonably requested by Fund. If IFTC determines that it is unable to obtain any such insurance upon commercially reasonable terms, it shall promptly so advise the Fund in writing. In such event, the Fund shall have the right to terminate this Agreement upon 30 days notice.

                  C. To the extent required by Section 31 of the Investment Company Act of 1940 as amended and Rules thereunder, IFTC agrees that all records maintained by IFTC relating to the services to be performed by IFTC under this agreement are the property of Fund and will be preserved and will be surrendered promptly to Fund on request.

                  D. IFTC agrees to furnish Fund semi-annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other financial



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                           information reasonably requested by Fund. The annual
                           financial statements will be certified by IFTC's certified public accountants.

                  E. IFTC represents and agrees that it will use its best efforts to keep current on the trends of the investment company industry relating to shareholder services and will use its best efforts to continue to modernize and improve is system without additional cost to Fund.

                  F. IFTC will permit Fund and its authorized representatives to make periodic inspections of its operations at reasonable times during business hours.

         9.       Adjustment.

                  In case of any recapitalization, readjustment or other change in the structure of Fund requiring a change in the form of share certificates, IFTC will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:

                  A.       Written instructions from an officer of Fund;

                  B. Certified copy of the amendment to the Agreement and Declaration of Trust or other document effecting the change;

                  C. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the shares in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is require;

                  D. Specimens of the new certificates in the form approved by the Board of Trustees of Fund, with a certificate of the Secretary of Fund as to such approval;

                  E.       Opinion of counsel for Fund stating:



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                           (1)      The status of the shares of Fund in the new
                                    form under the Securities Act of 1933, as amended and any other applicable federal or state statue; and

                           (2) That the issued shares in the new form are, and all unissued shares will be, when issued validly issued, fully paid and non-assessable.

         10.      Share of Certificates.

                  Fund will furnish IFTC with a sufficient supply of blank share certificates and from time to time will renew such supply upon the request of IFTC. Such certificates will be signed manually or by facsimile signatures of the officers of Fund authorized by law and by bylaws to sign share certificates, and if required, will bear the trust seal or facsimile thereof.

         11.      Death, Resignation or Removal of Signing Officer.

                  Fund will file promptly with IFTC written notice of any change in the officers authorized to sign share certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In case any officer of Fund who will have signed manually or whose facsimile signature will have been affixed to blank share certificates will die, resign, or be removed prior to the issuance of such certificate, IFTC may issue or register such share certificates as the share certificates of Fund notwithstanding such death, resignation, or removal, until specifically directed to the contrary by Fund in writing. In the absence of such direction, Fund will file promptly with IFTC such approval, adoption, or ratification as may be required by law.

         12.      Future Amendments of Agreement and Declaration of Trust and
                  Bylaws.

                  Fund will promptly file with IFTC copies of all material amendments to its Agreement and Declaration of Trust and bylaws made after the date of this Agreement.



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         13.      Instructions, Opinion of Counsel and Signatures.

                  At any time IFTC may apply to any officer of Fund for instructions, and may consult with legal counsel for Fund or its own legal counsel at the expense of Fund, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. IFTC will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written notice thereof from Fund. It will also be protected in recognizing share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of Fund, and the proper countersignature of any former Transfer Agent or Registrar, of a Co-Transfer Agent or Co-Registrar.

         14.      Papers Subject to Approval of Counsel.

                  The acceptance by IFTC, of its appointment as Transfer Agent and Dividend Disbursing Agent and all documents filed in connection with such appointment and thereafter in connection with the agencies, will be subject to the approval of legal counsel for IFTC (which approval will not be unreasonably withheld).

         15.      Certification of Documents.

                  The required copy of the Agreement and Declaration of Trust of Fund and copies of all amendments thereto will be certified by the appropriate official of The Commonwealth of Massachusetts, and if such Agreement and Declaration of Trust and amendments are required by law to be also filed with a county, city or other officer of official body, a certificate of such filing will appear on the certified copy submitted to IFTC. A copy of the order to consent of each governmental or regulatory authority required by law to the issuance of the shares will be certified by the Secretary or Clerk of such governmental or regulatory authority, under proper seal of such authority. The copy of the bylaws and copies

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                  of all amendments thereto, and copies of resolutions of the
                  Board of Trustees of Fund, will be certified by the Secretary or an Assistant Secretary of Fund.

         16.      Records.

                  IFTC will maintain customary records in connection with its agency, and particularly will particularly will maintain those records required to be maintained pursuant to sub-paragraph
                  (2)(iv) of paragraph (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.

         17.      Disposition of Books, Records and Cancelled Certificates.

                  IFTC will send periodically to Fund, or to where designated by the Secretary or an Assistant Secretary of Fund, all books, documents, and all records no longer deemed needed for current purposes and share certificates which have been cancelled in transfer or in exchange, upon the understanding that such books, documents, records, share certificates will not destroyed by Fund without the consent of IFTC (which consent will not be unreasonably withheld), but will be safely stored for possible future reference.

         18.      Provisions Relating to IFTC as Transfer Agent.

                  A. IFTC will make original issues of shares certificates upon written request of an officer of Fund and upon being furnished with a certified copy of a resolution of the Board of Trustees authorizing such original issue, an opinion of counsel as outlined in paragraphs 1.D and G of this Agreement, any documents required by paragraphs 5 or 9 of this Agreement, and necessary funds for the payment of any original issue tax.

                  B. Before making any original issue of certificates Fund will furnished IFTC with sufficient funds to pay all required taxes on the original issue of the share, if any. Fund will furnish IFTC such evidence as may be required by IFTC to show the actual value of the shares. If no taxes are payable, IFTC will be furnished with an opinion of outside counsel to that effect.



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                  C.       Shares will be transferred and new certificates
                           issued in transfer upon surrender of the old certificates in form deemed by IFTC properly endorsed for transfer accompanied by such documents as IFTC may deem necessary to evidence that authority of the person making the transfer and bearing satisfactory evidence of the payment of any applicable share transfer taxes. IFTC reserves the right to refuse to transfer shares until it is satisfied that the endorsement or signature on the certificate or any other document is valid and genuine, and for that purpose it may require a guaranty of signature by a firm having membership in the New York Stock Exchange, Midwest Stock Exchange, American Stock Exchange Securities Corporation, Pacific Coast Stock Exchange, or any other exchange acceptable to IFTC or by a bank or trust company approved by it. IFTC also reserves the right to refuse to transfer shares until it is satisfied that the requested transfer is legally authorized, and it will incur no liability for the refusal in good faith to make transfers which, in its judgment, are improper or unauthorized. IFTC may, in effecting transfers rely upon Simplification Acts or other statues which protect it and Fund in not requiring complete fiduciary documentation. In cases in which IFTC is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, IFTC will not be liable for any loss which may arise by reason of not having such records, provided that such loss could not have been prevented by the exercise of ordinary diligence. IFTC will be under no duty to use a greater degree of diligence by reason of not having such records.

                  D. When mail is used for delivery of share certificates IFTC will forward share certificates in "nonnegotiable" form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by IFTC.



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                  E.       IFTC will issue and mail subscription warrants,
                           certificates upon receiving written instructions from any officer of Fund and such other documents as IFTC deems necessary.

                  F. IFTC will issue, transfer, and split up certificates upon receiving written instructions from an officer of Fund and such other documents as IFTC may deem necessary.

                  G. IFTC may new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from Fund and indemnity satisfactory to IFTC and Fund, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates. Such instructions from Fund will be in such form as will be approved by the Board of Trustees of Fund and will be in accordance with the provisions of law and the bylaws of Fund governing such matter.

                  H. IFTC will supply a shareholder's list to Fund for any shareholder meeting upon receiving a request from an officer of Fund. It will also supply lists at such other times as may be requested by an officer of Fund.

                  I. Upon receipt of written instructions of an officer of Fund, IFTC will address and mail notices to shareholders.

                  J. In case of any request or demand for the inspection of the share books of Fund or any other books in the possession of IFTC, IFTC will endeavor to notify Fund and to secure instructions as to permitting or refusing such inspection. IFTC reserves the right, however, to exhibit the share books or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the share books or other books to such person.


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         19.      Provisions Relating to Dividend Disbursing Agency.

                  A. IFTC will, at the expense of Fund, provide a special form of check containing the imprint of any device or other matter desired by Fund. Said checks must, however, be of a form and size convenient for use by IFTC.

                  B. If Fund desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished IFTC within a reasonable time prior to the date of mailing of the dividend checks, at the expense of Fund.

                  C. If Fund desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to IFTC but the size and form of said envelopes will be subject to the approval of IFTC. If stamped envelopes are used, they must be furnished by Fund; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by Fund.

                  D. IFTC will maintain one or more deposit accounts as Agent for Fund, into which the funds for payment of dividends, distributions, or other disbursements provided for hereunder will be deposited, and against which checks will be drawn.

                  E. IFTC is authorized and directed to stop payment of checks theretofore issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and, to issue and deliver duplicate checks in replacement thereof.

         20.      Termination of Agreement.

                  A. This Agreement may be terminated by either party upon receipt of sixty (60) days written notice from the other party.



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                  B.       Fund, in addition to any other rights and remedies,
                           shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events:

                           (1) Any interruption or cessation of operations by IFTC or its assigns which materially interferes with the business operation of Fund;

                           (2) The bankruptcy of IFTC or its assigns or the appointment of a receiver for IFTC or its assigns;

                           (3) Any merger, consolidation or sale of substantially all the assets of IFTC or its assigns;

                           (4) The acquisition of a controlling interest in IFTC or its assigns, by any broker, dealer, investment adviser or investment company except as may presently exist; or

                           (5) Failure by IFTC or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of Fund and which failure continues for thirty (30) days after receipt of written notice from Fund.

                  C. In the event of termination, Fund will promptly pay IFTC all amounts due to IFTC hereunder.

         21.      Assignment.

                  A. Neither this Agreement nor any rights or obligations hereunder may be assigned by IFTC without the written consent of Fund. No assignment will relieve IFTC of any of its obligations hereunder.

                  B. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and assigns.

                  C. IFTC is authorized to use the system services of DST Systems, Inc.



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         22.      Confidentiality.

                  A. IFTC agrees that, except as provided in the last sentence of Section 18.J hereof, or as otherwise required by law, IFTC will keep confidential all records of and information in its possession relating to Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of Fund.

                  B. Fund agrees that, except as otherwise required by law, Fund will keep confidential all financial statements and other financial records (other than statements and records relating solely to Fund's business dealings with IFTC) and all manuals, systems and other technical information and data, not publicly disclosed, relating to IFTC's operations and programs furnished to it by IFTC pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of IFTC. Notwithstanding anything to the contrary in this Section 22.B, if an attempt is made pursuant to subpoena or other legal process to require the Fund to disclose or produce any of the aforementioned manuals, systems or other technical information and data, the Fund shall give IFTC prompt notice thereof prior to disclosure or production so that IFTC may, at its expense, resist such attempt.

         23.      Survival of Representations and Warranties.

                  A. All representations and warranties by either party herein contained will survive the execution an delivery of this Agreement.

         24.      Miscellaneous.

                  A. This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of said state (except as to paragraph 24.I hereof which shall be governed by the laws of The Commonwealth of Massachusetts).



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                  B.       All the terms and provisions of this Agreement shall
                           binding upon, inure to the benefit of, and be enforceable by the respective successor and assigns of the parties hereto.

                  C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

                  D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  E. This Agreement shall become effective at the close of business as of the date of execution.

                  F. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  G. If any part, term or provision of this Agreement is by the courts held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

                  H. This Agreement may not be assigned by either party without prior written consent of the other party.

                  I. All parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust which is on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund. With respect to any claim by IFTC for recovery of that portion of the compensation and expenses (or any other liability of the Fund arising hereunder) allocated to a particular Portfolio, whether in accordance with the express terms hereof or otherwise, IFTC shall have resource solely against the assets of that Portfolio to satisfy such claim and shall have no recourse against the assets of any other Portfolio for such purpose.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officer.

                                        KEMPER STRATEGIC MUNICIPAL INCOME TRUST


                                        By:       /s/ Charles M. Kierscht
                                           -------------------------------------

                                        Title:    President
                                              ----------------------------------

ATTEST:

         /s/ Robert J. Engling
-----------------------------------------

Title:   Vice President and Secretary
      -----------------------------------


                                        INVESTORS FIDUCIARY TRUST COMPANY


                                        By:       /s/ Larry W. Rinne
                                           -------------------------------------
                                        Title:    President
                                              ----------------------------------

ATTEST:

         /s/ Cheryl Nagler
-----------------------------------------

Title:   Assistant Secretary
      -----------------------------------

                                    EXHIBIT A


                            IFTC INSURANCE COVERAGE

DESCRIPTION OF POLICY:

         Brokers Blanket Bond, Standard Form 14
                  Covering losses caused by dishonesty of employees, physical loss of securities on or outside of premises while in possession of authorized person, loss caused by forgery or alteration of checks or similar instruments.

         Errors and Omissions Insurance
                  Covering replacement of destroyed records and computer errors and omissions.

         Special Forgery Bond
                  Covering losses through forgery or alteration of checks or drafts of customers processed by insured but drawn on or against them.

         Mail Insurance (applies to all full service operations)
                  Provides indemnity for the following types of securities lost in the mails:
                       Non-negotiable securities mailed to domestic locations via registered mail.
                       Non-negotiable securities mailed to domestic locations via first-class or certified mail.
                       Non-negotiable securities mailed to foreign locations via registered mail.
                       Negotiable securities mailed to all locations via registered mail.